Exhibit 10.24

AMENDMENT #9

TO

AGREEMENT FOR INVENTORY FINANCING

This AMENDMENT  #9 ("Amendment") to AGREEMENT FOR INVENTORY FINANCING is made as of January 4, 2017 by and among PC Connection, Inc. a corporation, duly organized under the laws of the State of Delaware ("PC Connection"), GovConnection, Inc., a corporation, duly organized under the laws of the State of Maryland ("GovConnection") and MoreDirect, Inc., a corporation, duly organized under the laws of the State of Florida ("MoreDirect") (PC Connection, GovConnection,  and MoreDirect are referred to herein as a "Customer" or, collectively, the "Customers") and IBM Credit LLC, a Delaware limited liability company ("IBM Credit"). Notwithstanding the foregoing, and unless otherwise indicated, any obligation of a "Customer" or "Customers" herein shall be the joint and several obligation of PC Connection, GovConnection and MoreDirect.

RECITALS:

WHEREAS, the Customers and IBM Credit have entered into that certain Agreement for Inventory Financing dated as of October 31, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement"); and

WHEREAS, each of the Customers and IBM Credit have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Customer and IBM Credit hereby agree as follows:

Section 1.          Definitions.            All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2.          Amendment.          The Agreement is hereby amended as follows:

B.           Section 4.1 of the Agreement is hereby amended and restated in its entirety and substituting, in lieu thereof, the following new Section 4.1:

4.1.  Grant.  To secure Customer’s full and punctual payment and performance of the Obligations (including obligations under any leases Customer may enter into, now or in the future, with IBM Credit) when due (whether at the stated maturity, by acceleration or otherwise), each Customer hereby grants IBM Credit a security interest in all of such Customer’s right, title and interest in and to all of its personal property whether now owned  or hereafter acquired or existing and wherever located, including the following:

(A)         all good manufactured or sold by International Business Machines Corporation (“IBM”) or Lexmark International, Inc. (“Lexmark”) or Lenovo (United States) Inc. (“Lenovo US”) or Lenovo Global Technology (United States) Inc. (“Lenovo Global Technology”) or bearing the trademarks or trade names of IBM or Lexmark or Lenovo US or Lenovo Global Technology, including, inventory and equipment and all parts thereof, attachments, accessories and accessions thereto, products thereof and documents therfor, but excluding, however, each Customer’s capital equipment;

(B)         all price protection payments, credits, discounts, incentive payments, rebates and refunds which at any time are due to Customers with respect to or in connection with any inventory and equipment described in (A) above;

(C)         all substitutions and replacements for all of the foregoing, and all products and cash proceeds of all of the foregoing and, to the extent not otherwise included, all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

All of the above assets shall be collectively defined herein as the “Collateral”.

Each Customer covenants and agrees with IBM Credit that: (a) the security constituted to by this Agreement is in addition to any other security from time to time held by IBM Credit; (b) the security hereby created is a continuing security interest and will cover and secure the payment of all Obligations both present and future of Customers to IBM Credit; and (c) any transfer of Collateral between GovConnection, PC Connection and MoreDirect is subject to IBM Credit's continuing security interest in the Collateral of the transferor as well as IBM Credit's continuing security interest in the Collateral of the transferee.”

Section 3.          Effectiveness of this Amendment.    This Amendment shall become effective upon (i) the receipt by IBM Credit of this Amendment executed by each of the Customers.

Section 4.        Representations and Warranties.    Each Customer makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

Section 4.1       Accuracy and Completeness of Warranties and Representations in the Agreement.  All representations made by each Customer in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by each Customer in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

Section 4.2       Accuracy and Completeness of Warranties and Representations in the Amendment.

All representations made by each Customer in this Amendment were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by each Customer in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make misrepresentations not misleading.

Section 4.3     Violation of Other Agreements.       The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause any Customer not to be in compliance with the terms of any agreement to which any Customer is a party.

Section 4.4      Litigation.       Except as has been disclosed by any Customer to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against any Customer, which, if adversely determined, would materially adversely affect any Customer's ability to perform such Customer's obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

Section 4.5      Enforceability of Amendment.      This Amendment has been duly authorized, executed and delivered by each Customer and is enforceable against each Customer in accordance with its terms.

Section 5.         Ratification of Agreement.    Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Each Customer hereby ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of each Customer, and is not subject to any claims, offsets or defenses.

Section 6.         Governing Law.     This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

Section 7.         Counterparts and Electronic Copies.      This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. Customers acknowledge that IBM Credit may maintain a copy of this Amendment in electronic form and agrees that a copy reproduced from such electronic form or other reliable means (for example, photocopy, image or facsimile) shall in all respects be considered equivalent to an original.

IN WITNESS WHEREOF, this Amendment has been executed by duly authorized officers of the undersigned as of the day and year first above written.

IBM Credit LLC	PC Connection, Inc.

By:	/s/ JON COOK	By:	/s/ GARY ANDERSON
Print Name:	Jon Cook	Print Name:	Gary Anderson
Title:	Commercial Financing Ops Manager	Title:	Treasurer

Gov Connection, Inc.	MoreDirect, Inc.

By:	/s/ GARY ANDERSON	By:	/s/ GARY ANDERSON
Print Name:	Gary Anderson	Print Name:	Gary Anderson
Title:	Treasurer	Title:	Treasurer